EXHIBIT 99.2

WidePoint Reports First Quarter 2025 Financial Results

Fairfax, VA – May 15, 2025 – WidePoint Corporation (NYSE American: WYY), the innovative enterprise cyber security and mobile technology provider, reported results for the first quarter ended March 31, 2025.

First Quarter 2025 and Recent Operational Highlights:

•	31st consecutive quarter of positive Adjusted EBITDA
•	6th consecutive quarter of positive free cash flow
•	Awarded three Task Orders under the Spiral 4 Contract Vehicle, including a $2.5 million Task Order with a combat support agency within the U.S. Department of Defense
•	Achieved FedRAMP Authorized Status for its Intelligent Technology Management Systems (ITMS)
•	Launched M365 Analyzer that identifies actionable savings for Microsoft software license inventory
•	$27.6 million contract awards in Q1 2025, of which $26.1 million was from Federal agencies and $1.5 million from commercial organizations
•	$268 million contract backlog as of March 31, 2025

First Quarter 2025 Financial Highlights:

•	Revenues were $34.2 million, a slight increase from the same quarter last year
•	Gross margin was 14%, and gross margin excluding carrier services revenue was 40%
•	Net loss was $724,100 or a loss of $(0.08) per share
•	Adjusted EBITDA[1], a non-GAAP financial measure, was $92,400
•	Free cash flow[1], a non-GAAP financial measure, was $65,700
•	As of March 31, 2025, unrestricted cash was $3.7 million with no bank debt

1 Free cash flow and Adjusted EBITDA are non-GAAP financial measures. See below for the definition of such measures and a reconciliation to GAAP.

Management Commentary

WidePoint CEO Jin Kang commented: “Our long awaited FedRAMP Authorization for ITMS and momentum across the Spiral 4 contract vehicle were two major developments that highlighted this past quarter. ITMS is now available on the FedRAMP marketplace, which opens up the solution to federal agencies across a range of businesses that was previously out of our reach, while reinforcing our commitment to offering the most secure solutions for our customers. In addition to the previously announced $2.5 million task order, we were awarded two more task orders under Spiral 4. We also have submitted several responses for RFQs adding to our potential new task orders to our sales pipeline. With Spiral 3 contracts set to expire at the end of May, we remain optimistic about seeing further activity under the new contract vehicle.”

"During the quarter, we made a one-time out-of-period accounting adjustment to correct an error related to the timing of revenue recognition on certain reselling contracts, which inevitably reduced revenue by approximately $2.7 million and cost of revenues by approximately $2.5 million. We determined after a thorough evaluation that these adjustments are not material to previous periods reported, and are not expected to materially affect our full year results, and do not reflect any change in business fundamentals, cash flows, or contract performance. Looking at the rest of the year, we remain focused on our four priorities of the year: deepening strategic relationships with existing partners while activating pursuing new partnerships, preparing for the upcoming DHS CWMS 3.0 recompete, commercialization of our newly developed solutions in 2024, and delivering positive earnings per share for the full year 2025.”

Fiscal Year 2025 Guidance

WidePoint is providing the following guidance for fiscal year 2025:

•	Revenue between $154 million and $163 million
•	Adjusted EBITDA between $2.8 million and $3 million
•	Free Cash Flow between $2.4 million and $2.6 million
•	Goal of positive earnings per in 2025

First Quarter 2025 Financial Summary

Conference Call

WidePoint’s management will host the conference call today (May 15, 2025) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

U.S. dial-in number: 888-506-0062

International number: 973-528-0011, Access Code: 299364

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through Thursday, May 29, 2025.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 52402

About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading technology Managed Solution Provider (MSP) dedicated to securing and protecting the mobile workforce and enterprise landscape. WidePoint is recognized for pioneering technology solutions that include Identity and Access Management (IAM), Mobility Managed Services (MMS), Telecom Management, Information Technology as a Service (ITaaS), Cloud Security, and Analytics & Billing as a Service (ABaaS). For more information, visit widepoint.com.

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA, Adjusted EBITDA, and Free cashflow, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA and Free cashflow is provided below:

WidePoint uses EBITDA, Adjusted EBITDA and Free cashflow as supplemental non-GAAP measure of performance. WidePoint defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, and (iv) Impairment charges. Adjusted EBITDA excludes certain amounts included in EBITDA such as stock-based compensation expense. WidePoint defined Free cashflow as Adjusted EBITDA less capital expenditures. Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance stockholders' ability to evaluate the Company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the Company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for GAAP.

Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as "aim," "anticipate," "assume," "believe," "could," "due," "estimate," "expect," "goal," "intend," "may," "objective," "plan," "potential," "positioned," "predict," "should," "target," "will," "would" and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, the impact of supply chain issues; our ability to successfully execute our strategy; our ability to sustain profitability and positive cash flows; our ability to access sufficient financing on acceptable terms given the tightening credit markets due to the current banking environment; our ability to gain market acceptance for our products; our ability to win new contracts, execute contract extensions and expand scope of services on existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to identify potential acquisition targets and close such acquisitions; our ability to successfully integrate acquired businesses with our existing operations; our ability to maintain a sufficient level of inventory necessary to meet our customers demand due to supply shortage and pricing; our ability to retain key personnel; our ability to mitigate the impact of increases in interest rates; the impact of increasingly volatile public equity markets on our market capitalization; the impact and outcome of negotiations around the Federal debt ceiling; our ability to mitigate the impact of inflation; and the risk factors set forth in our Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 15, 2025.

The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

WidePoint Investor Relations:

Gateway Group, Inc.

Matt Glover or John Yi

949-574-3860

WYY@gateway-grp.com

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2025	DECEMBER 31, 2024
	(Unaudited)	
ASSETS		
CURRENT ASSETS		
Cash and cash equivalents	$ 3,703,169	$ 6,775,139
Restricted cash	596,473	1,042,256
Accounts receivable, net of allowance for credit losses of $54,282 and $46,150, respectively	14,625,251	11,930,474
Unbilled accounts receivable	31,176,066	31,798,431
Other current assets	5,206,547	3,771,473
Total current assets	55,307,506	55,317,773
NONCURRENT ASSETS		
Property and equipment, net	490,587	544,723
Lease right of use asset	4,534,938	4,183,561
Intangible assets, net	4,583,243	5,063,795
Goodwill	5,811,578	5,811,578
Deferred tax assets, net	30,635	-
Other long-term assets	605,369	659,086
Total assets	$ 71,363,856	$ 71,580,516
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES		
Accounts payable	$ 15,948,105	$ 16,524,863
Accrued expenses	30,394,770	30,851,255
Current portion of deferred revenue	5,953,990	4,770,683
Current portion of lease liabilities	842,402	735,152
Total current liabilities	53,139,267	52,881,953
NONCURRENT LIABILITIES		
Lease liabilities, net of current portion	4,470,842	4,200,019
Deferred revenue, net of current portion	788,088	907,160
Deferred tax liabilities, net	-	11,415
Total liabilities	58,398,197	58,000,547
Commitments and contingencies (Note 16)	-	-
STOCKHOLDERS' EQUITY		
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanc	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 9,563,904 and 9,485,508 shares issued and outstanding, respectively	9,565	9,487
Additional paid-in capital	103,187,223	103,103,653
Accumulated other comprehensive loss	(424,840)	(450,945)
Accumulated deficit	(89,806,289)	(89,082,226)
Total stockholders' equity	12,965,659	13,579,969
Total liabilities and stockholders' equity	$ 71,363,856	$ 71,580,516

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS